EXHIBIT77D

Columbia Funds Series Trust -Annual N-SAR report for the period ending 1/31/13

Columbia Capital Allocation Moderate Aggressive Portfolio (formerly, Columbia LifeGoal Balanced Growth Portfolio)
Columbia Capital Allocation Moderate Conservative Portfolio
(formerly, Columbia LifeGoal Income and Growth Portfolio)
Columbia LifeGoal Growth Portfolio
Columbia LifeGoal Income Portfolio
Columbia Masters International Equity Portfolio
 (each a "Fund," collectively the "Funds")

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Item 77D/77Q1(b) - Policies with Respect to Securities Investments:
On November 16, 2012, Form Type 497, Accession No. 0001193125-12-473706, a supplement to the registration statement of Columbia Funds Series Trust and on January 2, 2013, a Form Type 497, Accession No. 0001193125-13-001037, a revised supplement, on behalf of Columbia Capital Allocation Moderate Aggressive Portfolio and Columbia Capital Allocation Moderate Conservative Portfolio were filed with the SEC. They are hereby incorporated by reference as part of the response to these Items 77D and 77Q1(b) of Form N-SAR. The supplements, among other things, changed the Funds' names and made material changes to the investment objectives and the principal investment strategies of the Funds as noted below:

The section of each prospectus for the Columbia Capital Allocation Moderate Aggressive Portfolio (formerly, Columbia LifeGoal Balanced Growth Portfolio) entitled "Investment Objective" is deleted in its entirety and replaced with the following:

The Fund is designed for investors seeking the highest level of total return that is consistent with a moderate aggressive level of risk. The Fund may be most appropriate for investors with an intermediate-to-long term investment horizon.

The section of each prospectus for the Columbia Capital Allocation Moderate Aggressive Portfolio entitled "Principal Investment
Strategies" is deleted in its entirety and replaced with the following disclosure:

The Fund is intended for investors who have an objective of achieving a high level of total return consistent with a certain level of risk described in its name. The Fund is primarily managed as a fund that invests in other funds (i.e., a "fund of funds") that seeks to achieve its investment objective by investing under normal circumstances in a combination of underlying funds for which Columbia Management Investment Advisers, LLC (the Investment Manager) or an affiliate serves as investment adviser or principal underwriter (the affiliated underlying funds). The Fund may also invest up to 20% of its net assets in other funds, including third-party advised (unaffiliated) funds and exchange-traded funds (ETFs) (collectively with the affiliated underlying funds, the Underlying Funds), equity securities, fixed income securities (including treasury inflation protected securities (TIPS)) and derivative instruments (the 20% Sleeve). The Fund's investment in derivative investments may include forward foreign currency contracts and futures (including currency, equity, fixed income, index and interest rate futures). Derivative positions may be established to seek incremental earnings, hedge existing positions, increase market or credit exposure, increase investment flexibility (including using the derivative position as a substitute for the purchase or sale of the underlying security, currency or other instrument) and/or to change the effective duration of the Fund's portfolio. Collectively, these investments (including through investments in derivatives) provide the Fund with exposure to equity, fixed income, and cash/cash equivalent asset classes. The Fund may also allocate its assets to Underlying Funds that pursue alternative investment strategies (alternative strategies), including those that seek investment returns uncorrelated to the broad equity and fixed income markets, as well as those providing exposure to other markets.

The Underlying Funds in which the Fund may invest are categorized as "equity", "fixed income", "cash/cash equivalents" and "alternative strategies", which may represent indirect investments in various sectors, asset classes, strategies and markets. The Underlying Funds categorized as equity may invest in equity securities representing different investment styles (e.g., growth, value and core/blend), market capitalizations (large-, mid- and small-cap), geographic focus (domestic and international, including emerging markets), and sector focus (e.g., real estate, technology, infrastructure and natural resources). The Underlying Funds categorized as fixed income may invest in fixed income securities, which can include TIPs, U.S. treasury bonds and notes, mortgage-backed and asset-backed securities, investment grade corporate bonds, high yield bonds (junk bonds), high yield loans and international bonds (including those of issuers in developed and emerging markets), which may have varying interest rates, terms, duration and credit exposure. The Underlying Funds categorized as alternative strategies include those that employ a variety of investment strategies, techniques and practices, generally intended to have a low correlation to the performance of the broad equity and fixed income markets over a complete market cycle, including but not limited to absolute (positive) return strategies. Subject to the 20% Sleeve limitation described above, the Fund may also invest directly in equity securities, fixed income securities and derivative instruments, including forward foreign currency contracts and futures (including currency, equity, fixed income, and index and interest rate futures). By investing in a combination of Underlying Funds and the other securities described in the 20% Sleeve, the Fund seeks to minimize the risks typically associated with investing in a traditional mutual fund.

Under normal circumstances, the Fund may invest, directly or indirectly, in each of equity, fixed income and cash/cash equivalent asset classes and alternative strategies (each, an asset class category and collectively, the asset class categories) within the following target asset allocation ranges (includes investments in Underlying Funds and the other securities described in the 20% Sleeve):

Asset Class Exposures
--------------------- --------- -------------- ------------- --------------
                       Equity    Fixed Income   Cash/Cash     Alternatives
                                                Equivalents
--------------------- --------- -------------- ------------- --------------
Columbia Capital
Allocation Moderate
Aggressive Portfolio   20-85%*      15-60%*        0-40%*        0-40%*
--------------------- --------- --------------- ------------ --------------

*As a percent of Fund net assets. Ranges include the net notional amounts of the Fund's direct investments in derivative instruments. Market appreciation or depreciation may cause the Fund to be temporarily outside the ranges identified in the table. The
Investment Manager may modify the target allocation ranges only with the approval of the Fund's Board of Trustees (the Board).

For the Fund, the Investment Manager uses an asset allocation strategy designed to:

     * Determine the allocation of the Fund's assets among the asset class categories within the target asset allocation ranges set forth above, based on the Fund's investment objective, global macro-economic research and historical and projected returns for each asset class category
     * Select Underlying Funds to represent asset class categories and then to determine the portion of the Fund's assets to be allocated to each such investment, based on the Underlying Funds' historical and projected returns under their current portfolio managers, portfolio manager experience and the anticipated investment risks associated with investment in these Underlying Funds
     * Determine the Fund's investments in the 20% Sleeve

The Investment Manager regularly reviews asset class allocations and allocations to Underlying Funds, as well as security selection within the 20% Sleeve. The Investment Manager may reallocate, including on a daily basis, the Fund's investments in the Underlying Funds and/or the 20% Sleeve to return the Fund to targeted allocations, or to tactically adjust the Fund's market or other exposures based on market or other circumstances. Derivatives, in particular, may be used tactically to increase or decrease the Fund's exposure to the market or a given market segment, industry, or position.

The Fund may sell Underlying Funds in order to accommodate redemptions of the Fund's shares, to change the percentage of its assets invested in certain Underlying Funds in response to economic or market conditions, and to maintain or modify the proportion of its assets among the various asset classes. The Investment Manager seeks to minimize the impact of the Fund's purchases and redemptions of shares of the affiliated underlying funds by implementing them over a reasonable timeframe. In addition, because the Investment Manager earns different fees from the affiliated underlying funds, in determining the allocation of the Fund among these Underlying Funds, the Investment Manager may have an economic conflict of interest. The Investment Manager will report to the Fund's Board on the steps it has taken to manage any potential conflicts.

The Fund may hold a significant amount of cash, money market instruments or other high quality, short-term investments, including shares of affiliated money market funds, to cover obligations with respect to, or that may result from, the Fund's derivative transactions. The Fund's use of certain derivatives may create leveraged exposure to the equity and debt markets. Leverage occurs when the investments in derivatives create greater economic exposure than the amount invested. This means that the Fund could lose more than originally invested in the derivative.

The section of each prospectus for the Columbia Capital Allocation Moderate Conservative Portfolio (formerly, Columbia LifeGoal Income and Growth Portfolio) entitled "Investment Objective" is deleted in its entirety and replaced with the following:

The Fund is designed for investors seeking the highest level of total return that is consistent with a moderate conservative level of risk. The Fund may be most appropriate for investors with a short-to-intermediate term investment horizon.

 The section of each prospectus for the Columbia Capital Allocation Moderate Conservative Portfolio entitled "Principal Investment
Strategies" is deleted in its entirety and replaced with the following disclosure:

The Fund is intended for investors who have an objective of achieving a high level of total return consistent with a certain level of risk described in its name. The Fund is primarily managed as a fund that invests in other funds (i.e., a "fund of funds") that seeks to achieve its investment objective by investing under normal circumstances in a combination of underlying funds for which Columbia Management Investment Advisers, LLC (the Investment Manager) or an affiliate serves as investment adviser or principal underwriter (the affiliated underlying funds). The Fund may also invest up to 20% of its net assets in other funds, including third-party advised (unaffiliated) funds and exchange-traded funds (ETFs) (collectively with the affiliated underlying funds, the Underlying Funds), equity securities, fixed income securities (including treasury inflation protected securities (TIPS)) and derivative instruments (the 20% Sleeve). The Fund's investment in derivative investments may include forward foreign currency contracts and futures (including currency, equity, fixed income, index and interest rate futures). Derivative positions may be established to seek incremental earnings, hedge existing positions, increase market or credit exposure, increase investment flexibility (including using the derivative position as a substitute for the purchase or sale of the underlying security, currency or other instrument) and/or to change the effective duration of the Fund's portfolio. Collectively, these investments (including through investments in derivatives) provide the Fund with exposure to equity, fixed income, and cash/cash equivalent asset classes. The Fund may also allocate its assets to Underlying Funds that pursue alternative investment strategies (alternative strategies), including those that seek investment returns uncorrelated to the broad equity and fixed income markets, as well as those providing exposure to other markets.

The Underlying Funds in which the Fund may invest are categorized as "equity", "fixed income", "cash/cash equivalents" and "alternative strategies", which may represent indirect investments in various sectors, asset classes, strategies and markets. The Underlying Funds categorized as equity may invest in equity securities representing different investment styles (e.g., growth, value and core/blend), market capitalizations (large-, mid- and small-cap), geographic focus (domestic and international, including emerging markets), and sector focus (e.g., real estate, technology, infrastructure and natural resources). The Underlying Funds categorized as fixed income may invest in fixed income securities, which can include TIPs, U.S. treasury bonds and notes, mortgage-backed and asset-backed securities, investment grade corporate bonds, high yield bonds (junk bonds), high yield loans and international bonds (including those of issuers in developed and emerging markets), which may have varying interest rates, terms, duration and credit exposure. The Underlying Funds categorized as alternative strategies include those that employ a variety of investment strategies, techniques and practices, generally intended to have a low correlation to the performance of the broad equity and fixed income markets over a complete market cycle, including but not limited to absolute (positive) return strategies. Subject to the 20% Sleeve limitation described above, the Fund may also invest directly in equity securities, fixed income securities and derivative instruments, including forward foreign currency contracts and futures (including currency, equity, fixed income, and index and interest rate futures). By investing in a combination of Underlying Funds and the other securities described in the 20% Sleeve, the Fund seeks to minimize the risks typically associated with investing in a traditional mutual fund.

Under normal circumstances, the Fund may invest, directly or indirectly, in each of equity, fixed income and cash/cash equivalent asset classes and alternative strategies (each, an asset class category and collectively, the asset class categories) within the following target asset allocation ranges (includes investments in Underlying Funds and the other securities described in the 20% Sleeve):

Asset Class Exposures
---------------------- --------- -------------- ------------- --------------
                        Equity    Fixed Income   Cash/Cash     Alternatives
                                                 Equivalents
---------------------- --------- -------------- ------------- --------------
Columbia Capital
Allocation Moderate
Conservative Portfolio   0-55%*      40-85%*        0-40%*        0-40%*
---------------------- --------- --------------- ------------ --------------

 * As a percent of Fund net assets. Ranges include the net notional amounts of the Fund's direct investments in derivative instruments. Market appreciation or depreciation may cause the Fund to be temporarily outside the ranges identified in the table. The
Investment Manager may modify the target allocation ranges only with the approval of the Fund's Board.

For the Fund, the Investment Manager uses an asset allocation strategy designed to:

      * Determine the allocation of the Fund's assets among the asset class categories within the target asset allocation ranges set forth above, based on the Fund's investment objective, global macro-economic research and historical and projected returns for each asset class category
      * Select Underlying Funds to represent asset class categories and then to determine the portion of the Fund's assets to be allocated to each such investment, based on the Underlying Funds' historical and projected returns under their current portfolio managers, portfolio manager experience and the anticipated investment risks associated with investment in these Underlying Funds
      * Determine the Fund's investments in the 20% Sleeve

The Investment Manager regularly reviews asset class allocations and allocations to Underlying Funds, as well as security selection within the 20% Sleeve. The Investment Manager may reallocate, including on a daily basis, the Fund's investments in the Underlying Funds and/or the 20% Sleeve to return the Fund to targeted allocations, or to tactically adjust the Fund's market or other exposures based on market or other circumstances. Derivatives, in particular, may be used tactically to increase or decrease the Fund's exposure to the market or a given market segment, industry, or position.

The Fund may sell Underlying Funds in order to accommodate redemptions of the Fund's shares, to change the percentage of its assets invested in certain Underlying Funds in response to economic or market conditions, and to maintain or modify the proportion of its assets among the various asset classes. The Investment Manager seeks to minimize the impact of the Fund's purchases and redemptions of shares of the affiliated underlying funds by implementing them over a reasonable timeframe. In addition, because the Investment Manager earns different fees from the affiliated underlying funds, in determining the allocation of the Fund among these Underlying Funds, the Investment Manager may have an economic conflict of interest. The Investment Manager will report to the Fund's Board on the steps it has taken to manage any potential conflicts.

The Fund may hold a significant amount of cash, money market instruments or other high quality, short-term investments, including shares of affiliated money market funds, to cover obligations with respect to, or that may result from, the Fund's derivative transactions. The Fund's use of certain derivatives may create leveraged exposure to the equity and debt markets. Leverage occurs when the investments in derivatives create greater economic exposure than the amount invested. This means that the Fund could lose more than originally invested in the derivative.

Item 77I/77Q1(d) - Terms of new or amended securities:

On November 7, 2012, a Form Type 485(b), Accession No. 0001193125-12-456675, an amendment to the registration statement of Columbia Funds Series Trust, was filed with the SEC. This amendment registered new classes of shares of the Funds listed below, effective November 8, 2012, and describes the characteristics of the new classes of shares:
Fund
New Share
Classes
Columbia Capital Allocation Moderate
Aggressive Portfolio
K, R4, R5
Columbia Capital Allocation Moderate
Conservative Portfolio
K, R4, R5
Columbia LifeGoal Growth Portfolio
R4, R5

An Amended and Restated Multi-Class Plan, pursuant to Rule 18f-3(d), for the Funds dated December 9, 1999, amended on November 1, 2012, is incorporated by reference to Post-Effective Amendment No. 111 to the Registration Statement of the Registrant on Form Type 485BPOS filed on November 7, 2012, Accession No. 0001193125-12-456675.

Changes to certain features of Class A, R3, R4, R5, Y and Z shares of the Columbia Funds, as described in the supplement to the prospectuses and Statement of Additional Information of each of the below-named funds, dated and filed October 1, 2012 pursuant to Rule 497(e) of the Securities Act of 1933, Accession No. 0001193125-12-410379, are incorporated by reference.
*	Columbia Capital Allocation Moderate Aggressive Portfolio
*	Columbia Capital Allocation Moderate Conservative Portfolio
*	Columbia LifeGoal Growth Portfolio
*	Columbia LifeGoal Income Portfolio
*	Columbia Masters International Equity Portfolio

COLUMBIA FUNDS SERIES TRUST
COLUMBIA FUNDS SERIES TRUST I
COLUMBIA FUNDS SERIES TRUST II
(the "Trusts")
Supplement dated October 1, 2012
to certain Prospectuses and Statements of Additional Information Certain features of Class A, R3, R4, R5, Y and Z shares of the Columbia Funds are changing, as described below.
As used in this Supplement, the term "retirement plan" refers to retirement plans created under sections 401(a), 401(k), 457 and 403(b) of the Internal Revenue Code of 1986, as amended (the Code), non-qualified deferred compensation plans governed by section 409A of the Code and similar plans but does not refer to individual retirement plans. The term "omnibus retirement plan" refers to a retirement plan that has a plan-level or omnibus account with the Funds' transfer agent. The term "selling agent" refers to the financial intermediaries that are authorized to sell Fund shares. Selling agents include broker-dealers and financial advisors as well as firms that employ such broker-dealers and financial advisors, including, for example, brokerage firms, banks, investment advisers, third party administrators and other financial intermediaries, including Ameriprise Financial, Inc. and its affiliates.
Effective as of the date hereof, the Prospectuses and the Statements of Additional Information (together, the SAIs) to which this Supplement is attached are modified as indicated below:


1.
Name Change for Class R4. Effective October 25, 2012, Class R4 shares will be re-named Class K shares and all references to Class R4 shares in the Prospectuses and the SAIs will be deemed to be references to Class K shares. There are no other changes to this share class. Class K shares remain closed to new investors and new accounts, subject to certain exceptions described in the applicable Prospectus. References to Class K shares below refer to the Class R4 shares that have been re-named Class K shares.


2.
Changes to Class R3. The following changes will occur to Class
R3 shares:


A.
Name Change. Effective October 31, 2012, Class R3 shares will be re-named Class R4 shares and all references to Class R3 shares in the Prospectuses and the SAIs will be deemed to be references to Class R4 shares. References to Class R4 shares below refer to the Class R3 shares that have been re-named Class R4 shares.


B.
Fee Changes. Effective November 1, 2012, Class R4 shares of a Fund will no longer be subject to a 0.25% distribution fee or 0.25% plan administration fee. In addition, the transfer agency fees for Class R4 shares will increase, as described below under Transfer Agency Fees.


C.
Re-opening. Effective November 8, 2012, Class R4 shares will be available for purchase by omnibus retirement plans, trust companies or similar institutions, 501(c)(3) charitable organizations, 529 plans and health savings accounts.


3.
Changes to Class R5 - Re-opening; Eligibility. Effective November 8, 2012, Class R5 shares of a Fund are available only to (i) registered investment advisers that clear Fund share transactions for their client or customer accounts through designated mutual fund trading platforms that have been granted specific written authorization from the Funds' transfer agent with respect to Class R5 eligibility apart from selling, servicing or similar agreements and (ii) omnibus retirement plans. Prior to November 8, 2012, Class R5 shares were closed to new investors and new accounts, subject to certain exceptions. Existing shareholders who do not satisfy the new eligibility requirements for investment in Class R5 shares may not establish new Class R5 accounts, but may continue to make additional purchases of Class R5 shares in accounts opened and funded prior to November 8, 2012. In addition, investment advisory programs and similar programs that opened a Class R5 account as of May 1, 2010, and continuously hold Class R5 shares in such account after such date, may generally not only continue to make additional purchases of Class R5 shares but also open new Class R5 accounts and add new shareholders in the program.


4.
Changes to Class Y - Eligibility. Effective November 8, 2012, Class Y shares of a Fund are available only to (i) omnibus retirement plans with plan assets of at least $10 million as of the date of funding the Fund account; and (ii) omnibus retirement plans with plan assets of less than $10 million as of the date of funding the Fund account, provided that such plans invest $500,000 or more in Class Y shares of the Fund. Prior to November 8, 2012, Class Y shares were offered only to certain former shareholders of series of the former Columbia Funds Institutional Trust (together, Former CFIT Shareholders). Former CFIT Shareholders who opened and funded a Class Y account with a Fund as of the close of business on November 7, 2012 may continue to make additional purchases of Class Y shares even if they do not satisfy the new eligibility requirements but may not establish new Class Y accounts and will not be eligible to exchange Class Y shares of a Fund into Class Y shares of other Funds. Former CFIT Shareholders may exchange Class Y shares of a Fund for Class Z shares of the same Fund or Class Z shares of another Fund, subject to applicable minimum investments.



5.
Changes to Class Z - Partial Closing.


A.
Omnibus Retirement Plans. Effective March 29, 2013, omnibus retirement plans are not permitted to establish new Class Z accounts, other than pursuant to the following exceptions. Omnibus retirement plans that opened and funded a Class Z account with a Fund as of the close of business on March 28, 2013, and continuously hold Class Z shares in such account after March 28, 2013, may continue to make additional purchases of Class Z shares, open new Class Z accounts and add new participants. In addition, an omnibus retirement plan may, in the discretion of the Funds' distributor, open new Class Z accounts for a Fund after March 28, 2013 if the plan's sponsor or an affiliated sponsor opened and funded a Class Z account for another omnibus retirement plan as of March 28, 2013. If an omnibus retirement plan invested in Class Z shares changes recordkeepers after March 28, 2013, any new accounts established for that plan may not be established in Class Z shares but such a plan may establish new accounts in a different share class for which the plan is eligible.


B.
Selling Agents that Clear through Certain Platforms. Effective March 29, 2013, accounts of selling agents (other than omnibus retirement plans, discussed above) that clear Fund share transactions for their client or customer accounts through designated mutual fund trading platforms that have received specific written notice from the Funds' transfer agent of the termination of their eligibility for new purchases of Class Z shares will not be permitted to establish new Class Z accounts or make additional purchases of Class Z shares for existing accounts (other than through reinvestment of distributions).


C.
Other Existing Class Z Shareholders. Existing holders of
Class Z shares (other than those described in the immediately preceding paragraph) may continue to maintain Class Z accounts and make additional purchases of Class Z shares
(including through reinvestment of distributions).


6.
Exchangeability. Shareholders may exchange shares of one share class of a Fund for shares of another share class of the Fund or another fund managed by Columbia Management Investment Advisers, LLC or its affiliates, subject to eligibility. Before making such an exchange, you should consider the fees and expenses of each share class.


7.
Front-End Sales Charge Waivers for Class A Shares. Effective November 8, 2012, the Funds' distributor may waive front-end sales charges on (i) purchases (including exchanges) of Class A shares in accounts of selling agents that have entered into agreements with the Funds' distributor to offer Fund shares to self-directed investment brokerage accounts that may or may not charge a transaction fee to customers and (ii) exchanges of Class Z shares of a Fund for Class A shares of the Fund.


8.
Selling Agent Compensation. The following is added to the section of each Prospectus entitled Selling Agent Compensation as the last paragraph of such section:
Generally, the Distributor, the Investment Manager and their affiliates do not make any of the marketing support payments described in the first and second paragraph of this section with respect to Class Y shares; provided, however, that such payments are, or may be, made to Bank of America with respect to Class Y shares of Columbia Bond
Fund, Columbia Global Dividend Opportunity Fund, Columbia Income Opportunities Fund, Columbia Large Cap Enhanced Core Fund, Columbia Large Cap Growth Fund, Columbia Large Cap
Value Fund, Columbia Mid Cap Growth Fund, Columbia Mid Cap Value Fund, Columbia Multi-Advisor International Equity
Fund, Columbia Short Term Bond Fund, Columbia Small Cap
Growth Fund I and Columbia Small Cap Value Fund I. In addition, the Funds' transfer agent does not pay selling agents for the shareholder servicing support described in the third and fourth paragraph of this section with respect to Class Y shares.


9.
Transfer Agency Fees. Effective November 1, 2012, the Funds will pay their transfer agent the following transfer agency fee:
(i) an annual fee of $21 per account (excluding Class I share accounts) and (ii) either (a) for all share classes other than Class I, K, R5 and Y) an annual rate of 0.20% of the average aggregate value of shares maintained in omnibus accounts (other than omnibus accounts for which American Enterprise Investment Services, Inc. is the broker of record or accounts where the beneficial owner is a customer of Ameriprise Financial Services, Inc., for which the transfer agent is reimbursed $16 annually, calculated monthly based on the total number of positions in which accounts at the end of such month) or (b) for Class K and Class R5 shares 0.05% of the average aggregate value of shares maintained in omnibus accounts, provided that total transfer agency fees for Class K and Class R5 shares, including reimbursements, shall not exceed 0.05%. The Funds also pay certain reimbursable out-of-pocket expenses of the transfer agent, as described in the Statement of Additional Information. Prior to November 1, 2012, Class R4 shares paid a lower transfer agency fee equal to (i) an annual fee of $21 per account and
(ii) 0.05% of the average aggregate value of shares maintained in omnibus accounts. Effective November 1, 2012, Class Y shares will not pay transfer agency fees for at least twelve months. Shareholders should retain this Supplement for future reference. S-6400-38 A (10/12)
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